UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

MERCER INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Washington	000-51826	47-0956945
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8

(Address of principal executive office)

(604) 684-1099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01	REGULATION FD DISCLOSURE.

In connection with a proposed private offering of senior notes described in Item 8.01 below, Mercer International Inc. (“Mercer” or the “Company”) prepared a preliminary offering memorandum that is being disseminated only to eligible investors, in which it disclosed on a preliminary basis and based on information available as at December 6, 2017:

•	In 2018, the Company has scheduled maintenance downtime for its pulp mills of 43 days, or approximately 61,000 ADMTs;

•	In 2018, excluding amounts being financed through government grants, the Company currently expects capital expenditures to be approximately $85 million to $95 million; and

•

In November 2017, Mercer’s wholly owned German subsidiary engaged in wood procurement and logistics for the Company’s German pulp and lumber mills settled a term sheet with a European bank to establish a new €25,000,000 revolving borrowing base credit facility. The facility will have a term of two years and the amount available will be equal to the aggregate of stipulated percentages of eligible receivables and eligible inventories. The facility is subject to completion of definitive agreements and other customary conditions. We currently expect to complete the facility on or about the end of 2017.

ITEM 8.01	OTHER EVENTS.

On December 6, 2017, the Company issued a press release announcing its proposed: (i) offering of an aggregate of $300 million principal amount of senior notes due 2026 (the “2026 Notes”); and (ii) conditional redemption of $300 million in principal amount of the Company’s 7.750% Senior Notes due 2022 (the “2022 Notes”), of which an aggregate principal amount of $400 million is currently outstanding. The net proceeds of the proposed issuance of 2026 Notes, together with cash on hand, will be used for such redemption.

The 2026 Notes will be offered and sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Company’s press release dated December 6, 2017 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 and this Item 8.01 in this Current Report on Form 8-K, including Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise be subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, the 2026 Notes or any security, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward looking statements” within the meaning of federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward looking statements” generally can be identified by the use of forward looking terminology such as “assumptions”, “expects”, “anticipates”, “projects”, “intends”, “designed”, “will”, “believes”, “estimates”, “may”, “could”, “plans” (or the negative of other derivatives of each of these terms) or similar terminology and involve unknown risks and uncertainties which may cause the Company’s actual results in future periods to differ materially from forecasted results. The “forward looking statements” include, without limitation, statements regarding preliminary estimated financial results, the Company’s intentions regarding the consummation of the offering of 2026 Notes, the intended use of proceeds and the completion of the redemption of the 2022 Notes. These statements are based on the Company’s management’s estimates and assumptions with respect to future events, which include uncertainty as to its ability to consummate the proposed offering of debt securities or the redemption of the 2022 Notes, which estimates are believed to be reasonable, though are inherently uncertain and difficult to predict. A discussion of factors that could cause actual results to vary is included in the Company’s Annual Report on Form 10-K, as amended, and other periodic reports filed with the Securities and Exchange Commission.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of the Company dated December 6, 2017.

Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company dated December 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David K. Ure
David K. Ure
Chief Financial Officer

Date: December 6, 2017